SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                              -------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

         Date of report (Date of earliest event reported) August 7, 2003
                                                          --------------

                              GLIMCHER REALTY TRUST
                              ---------------------
               (Exact Name of Registrant as Specified in Charter)

       Maryland                      1-12482                 31-1390518
       --------                      -------                 ----------
(State or Other Jurisdiction       (Commission             (IRS Employer
     of Incorporation)              File Number)         Identification No.)


      150 East Gay Street, Columbus, Ohio               43215
      -----------------------------------               -----
    (Address of Principal Executive Offices)          (Zip Code)

       Registrant's telephone number, including area code (614) 621-9000
                                                          --------------


                  20 South Third Street, Columbus, Ohio 43215
                  -------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)

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Item 5. Other Events

     On August 7, 2003, Glimcher Realty Trust (the "Trust") and Glimcher Properties Limited Partnership, a Delaware limited partnership, entered into an Underwriting Agreement (the "Underwriting Agreement") with Deutsche Bank Securities Inc., as representative of the underwriters named in Schedule I to the Underwriting Agreement (the "Underwriters"), providing for the purchase by the Underwriters from the Trust of 2,400,000 shares of the Company's 8.75% Series F Cumulative Redeemable Preferred Shares of beneficial interest, par value $.01 per share (the "Series F Preferred Shares"), at a purchase price of $24.2125 per Series F Preferred Share. The Series F Preferred Shares have a liquidation preference of $25.00 per share.

Item 7. Financial Statements, Pro Forma Financial Statements and Exhibits.

     (a)  Financial Statements of Businesses Acquired.

          Not applicable.

     (b)  Pro Forma Financial Information.

          Not applicable.

     (c)  Exhibits

          1.1 Underwriting Agreement, dated as of August 7, 2003, among the Company, Glimcher Properties Limited Partnership and Deutsche Bank Securities Inc., as representative for the underwriters named in Schedule I to the Underwriting Agreement.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  August 8, 2003

                                        GLIMCHER REALTY TRUST

                                        By: /s/ William G. Cornely
                                            -------------------------
                                            William G. Cornely,
                                            Executive Vice President,
                                            Chief Operating Officer
                                            and Treasurer

                                  EXHIBIT INDEX


EXHIBIT NO.
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Exhibit 1.1      Underwriting Agreement, dated as of August 7, 2003, among the
                 Company, Glimcher Properties Limited Partnership and Deutsche Bank Securities Inc., as representative for the underwriters named in Schedule I to the Underwriting Agreement.